Exhibit 3.1
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
BAKER HUGHES INCORPORATED
          Baker Hughes Incorporated (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
          FIRST: Article SEVENTH of the Restated Certificate is amended to read in its entirety as follows:
     “SEVENTH: The bylaws of the Corporation shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than a majority of the stock issued and outstanding and entitled to vote in the election of directors, considered for purposes of this Article SEVENTH as one class.”
          SECOND: The first paragraph of Article TWELFTH of the Restated Certificate is hereby amended to read in its entirety as follows:
     “TWELFTH: The vote of the holders of not less than a majority of the issued and outstanding shares of “Voting Stock” (as hereinafter defined) of the Corporation shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) of the Corporation with any “Related Person” (as hereinafter defined); provided, however, that such voting requirement shall not be applicable if:”
          THIRD: Article THIRTEENTH of the Restated Certificate is amended by deleting the text thereof in its entirety.
          FOURTH: Article FOURTEENTH of the Restated Certificate is amended to read in its entirety as follows:
     “THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.”

Exhibit 3.1
          FIFTH: The foregoing amendments to the Corporation’s Restated Certificate were unanimously adopted by the Corporation’s Board of Directors at a meeting duly called and held on January 25, 2007 and by the holders of the Corporation’s capital stock at a meeting duly called and held on April 26, 2007, all in accordance with the provisions of Section 242 of the DGCL and the Corporation’s Restated Certificate.
          IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed in its name and on its behalf by its duly authorized officer on this 26th day of April, 2007.

BAKER HUGHES INCORPORATED
By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
BAKER HUGHES INCORPORATED

     Baker Hughes Incorporated (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

       FIRST: Article ELEVENTH of the Corporation’s Restated Certificate of Incorporation is amended to read in its entirety as follows:

     “The directors of the Corporation shall serve for a term of one year ending on the date of the annual meeting of stockholders following the annual meeting at which the director was elected.

     The number of directors shall be fixed from time to time by the bylaws of the Corporation or an amendment thereof duly adopted by the Board of Directors or by the stockholders acting in accordance with Article SEVENTH herein.

     Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal.”

       SECOND: Article THIRTEENTH of the Corporation’s Restated Certificate of Incorporation is amended to read in its entirety as follows:

     “THIRTEENTH: The provisions set forth in this Article THIRTEENTH and in Articles SEVENTH (dealing with the alteration of bylaws by stockholders), EIGHTH (dealing with the prohibition against stockholder action without meetings), TENTH (dealing with liability of directors), ELEVENTH (dealing with the term and number of directors) and TWELFTH (dealing with the 75% vote of stockholders required for certain Business Combinations) herein may not be repealed or amended in any respect, and no Article imposing cumulative voting in the election of directors may be added, unless such action is approved by the affirmative vote of not less than 75% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article THIRTEENTH as one class. Amendment to the provisions set forth in this Article THIRTEENTH and in Article TWELFTH shall also require the affirmative vote of 66-2/3% of such total voting power excluding the vote of shares owned by a “Related Person” (as defined in Article THIRTEENTH). The voting requirements contained in Article SEVENTH, Article TWELFTH and this Article THIRTEENTH herein shall be in addition to the voting requirements imposed by law, other provisions of this Certificate of Incorporation or any Certificate of Designation of Preferences in favor of certain classes or series of classes of shares of the Corporation.”

     THIRD: The foregoing amendment to the Corporation’s Restated Certificate of Incorporation was duly adopted by the Corporation’s Board of Directors at a meeting duly called and held on January 27, 2005 and by the holders of the Corporation’s capital stock at a meeting duly called and held on April 28, 2005, all in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed in its name and on its behalf by its duly authorized officer on this 28th day of April, 2005.

BAKER HUGHES INCORPORATED
By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

RESTATED CERTIFICATE OF INCORPORATION
OF
BAKER HUGHES INCORPORATED

PURSUANT TO SECTIONS 245 AND 242 OF THE
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

     BAKER HUGHES INCORPORATED (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby adopts the following Restated Certificate of Incorporation pursuant to Sections 245 and 242 of said General Corporation Law and certifies as follows:
1.	The name of this corporation is:

BAKER HUGHES INCORPORATED

2.	The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on November 3, 1986.

3.	The 1987 Restated Certificate of Incorporation was duly adopted by unanimous written consent of the Board of Directors of the Corporation dated December 17, 1986, and by unanimous vote of all the stockholders on December 18, 1986 in accordance with the provisions of Section 245 and 242 of the General Corporation Law of the State of Delaware.

4.	The Certificate of Amendment was duly adopted by the Board of Directors of the Corporation on March 3, 1999 and by the holders of a majority of the outstanding shares of the Corporation’s capital stock on April 28, 1999, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5.	This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation on July 24, 2002 in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

6.	This Restated Certificate of Incorporation supersedes the original Certificate of Incorporation.

7.	The Certificate of Incorporation is hereby restated in its entirety to read as follows:

FIRST: The name of this Corporation is:
BAKER HUGHES INCORPORATED
SECOND: The address of its registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 765,000,000 shares of capital stock consisting of 15,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), and 750,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”).

The designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.

FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

SIXTH: Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

SEVENTH: The bylaws of the Corporation shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than 75% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article SEVENTH as one class.

EIGHTH: No action shall be taken by the stockholders except at an annual or special meeting of stockholders and stockholders may not act by written consent.

NINTH: Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Corporation, include the power to call such meetings. Special meetings of stockholders of the Corporation may not be called by any other person or persons.

TENTH: No director of this Corporation shall be personally liable to the Corporation nor its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the full extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ELEVENTH: The initial directors of the Corporation shall serve for a term ending on the date of the first annual meeting of stockholders next following September 30, 1987. Thereafter, the Board of Directors shall be divided into three classes, Class I, Class II, and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class III and the other shall be a member of Class II. After division of the Board of Directors into classes, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the initial directors appointed to Class I shall serve for a term ending on the date of the first annual meeting next following September 30, 1988, the initial directors appointed to Class II shall serve for a term ending on the date of the second annual meeting next following September 30, 1988, and the initial directors appointed to Class III shall serve for a term ending on the date of the third annual meeting next following September 30, 1988.

The number of directors shall be fixed from time to time by the bylaws of the Corporation or an amendment thereof duly adopted by the Board of Directors or by the stockholders acting in accordance with Article SEVENTH herein. In the event of any increase or decrease in the authorized number of directors; (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal; and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the number of directors in the respective classes into conformity with the formula in this Article, as applied to the new authorized number of directors.

Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. No director may be removed during his term except for cause.

TWELFTH: The affirmative vote of the holders of not less than 75% of the outstanding shares of “Voting Stock” (as hereinafter defined) of the Corporation, including the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of Voting Stock not owned, directly or indirectly, by any “Related Person” (as hereinafter defined), shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) of the Corporation with any Related Person; provided, however, that the 66 2/3% voting requirement referred to above shall not be applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 90% of the outstanding shares of Voting Stock; and further provided that the 75% voting requirement shall not be applicable if:
     (1) The Board of Directors of the Corporation by a vote of not less than 75% of the directors then holding office (a) have expressly approved in advance the acquisition of outstanding shares of Voting Stock of the Corporation that caused the Related Person to become a Related Person or (b) have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person;
     (2) The Business Combination is solely between the Corporation and another corporation, 100% of the Voting Stock of which is owned directly or indirectly by the Corporation; or
     (3) All of the following conditions have been met: (a) the Business Combination is a merger or consolidation, the consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a Related Person and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, reverse stock splits and stock dividends) paid by the Related Person in acquiring any of its holdings of the Corporation’s Common Stock; (b) the consideration to be received by such holders is either cash or, if the Related Person shall have acquired the majority of its holdings of the Corporation’s Common Stock for a form of consideration other than cash, in the same form of consideration as the Related Person acquired such majority; (c) after such Related

Person has become a Related Person and prior to the consummation of such Business Combination: (i) except as approved by a majority of the “Continuing Directors” (as hereinafter defined), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Shares of Preferred Stock of the Corporation; (ii) there shall have been no reduction in the annual rate of dividends paid per share on the Corporation’s Common Stock (adjusted as appropriate for recapitalizations and for stock splits, reverse stock splits and stock dividends) except as approved by a majority of the Continuing Directors; (iii) such Related Person shall not have become the “Beneficial Owner” (as hereinafter defined) of any additional shares of Voting Stock of the Corporation except as part of the transaction which resulted in such Related Person becoming a Related Person; and (iv) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and (d) a proxy statement, responsive to the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations), shall be mailed to all stockholders of record at least 30 days prior to the consummation of the Business Combination for the purpose of soliciting stockholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or unfairness) of the terms of such Business Combination from the point of view of the remaining stockholders of the Corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for its services by the Corporation upon receipt of such opinion).

For the purposes of this Article:
     (i) The term “Business Combination” shall mean (a) any merger or consolidation of the Corporation or a subsidiary with or into a Related Person; (b) any sale, lease exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the assets either of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary to a Related Person (other than a distribution by the Corporation or a subsidiary to the Related Person of assets in connection with a pro rata distribution by the Corporation to all stockholders); (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation; (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the

Corporation or a subsidiary of the Corporation; (e) the issuance of any securities (other than by way of pro rata distribution to all stockholders) of the Corporation or a subsidiary of the Corporation to a Related Person; (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person; g) any recapitalization that would have the effect of increasing the voting power of a Related Person; (h) any series or combination of transactions having the same effect, directly or indirectly, as any of the foregoing and (i) any agreement, contract or arrangement providing for any of the transactions described in this definition of Business Combination.
     (ii) The term “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is not affiliated with a Related Person and who was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then serving as members of the Board of Directors of the Corporation.
     (iii) The term “Related Person” shall mean and include any individual, corporation, partnership or other person or entity which, together with its “Affiliates” and “Associates” (as defined on October 1, 1986 in Rule 12b-2 under the Exchange Act), is the “Beneficial Owner” (as defined on October 1, 1986 in Rule 13d-3 under the Exchange Act) in the aggregate of 10% or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.
     (iv) The term “Substantial Part” shall mean more than 10% of the book value of the total assets of the Corporation in question as of the end of its most recent fiscal year ending prior to the time the determination is being made.
     (v) Without limitation, any shares of Common Stock of the Corporation that any person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such person.
     (vi) For the purposes of subparagraph (3) of this Article, the term “other consideration to be received” shall include, without limitation, Common Stock of the Corporation retained by its existing public stockholders in the event of a Business Combination in which the Corporation is the surviving corporation.
     (vii) The term “Voting Stock” shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

THIRTEENTH: The provisions set forth in this Article THIRTEENTH and in Articles SEVENTH (dealing with the alteration of bylaws by stockholders), EIGHTH (dealing with the prohibition against stockholder action without meetings), TENTH (dealing with liability of directors), ELEVENTH (dealing with the classification and number of directors) and TWELFTH (dealing with the 75% vote of stockholders required for certain Business Combinations) herein may not be repealed or amended in any respect, and no Article imposing cumulative voting in the election of directors may be added, unless such action is approved by the affirmative vote of not less than 75% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article THIRTEENTH as one class. Amendment to the provisions set forth in this Article THIRTEENTH and in Article TWELFTH shall also require the affirmative vote of 66 2/3% of such total voting power excluding the vote of shares owned by a “Related Person” (as defined in Article THIRTEENTH). The voting requirements contained in Article SEVENTH, Article TWELFTH and this Article THIRTEENTH herein shall be in addition to the voting requirements imposed by law, other provisions of this Certificate of Incorporation or any Certificate of Designation of Preferences in favor of certain classes or series of classes of shares of the Corporation.

FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provision set forth in Articles SEVENTH, EIGHTH, TENTH, ELEVENTH, TWELFTH, and THIRTEENTH may not be repealed or amended in any respect unless such repeal or amendment is approved as specified in Article THIRTEENTH herein.
     IN WITNESS WHEREOF, BAKER HUGHES INCORPORATED has caused this Restated Certificate of Incorporation to be executed, signed and acknowledged by G. Stephen Finley, its Sr. Vice President, who states under penalty that the facts stated herein are true, and to be attested by Sandra E. Alford, its Corporate Secretary this 24th day of July, 2002.

/s/ G. Stephen Finley G. Stephen Finley Sr. Vice President
Attest:

/s/ Sandra E. Alford Sandra E. Alford Corporate Secretary